EXHIBIT

Resignation Letter

November 30th, 2015

The Board of Directors of
Nutrastar International Inc.
4/F Yushan Plaza, 51 Yushan Road
Nangang District, Harbin 150090, China

Ladies and Gentlemen,

This letter confirms that I hereby resign as a director of Nutrastar International Inc. (the “Company”), effective immediately. My intent is to continue to put more focus on my own personal and business affairs and the disagreement with the Chief Executive Officer was how she handled the outstanding payments obligations with some vendors which was publicly disclosed via an 8-K filing on November 20th, 2015.

Sincerely,

/s/ Henry Ngan
Henry H. Ngan